Exhibit 4.3

CRONOS GROUP INC.

AMENDED AND RESTATED STOCK OPTION PLAN

1. INTERPRETATION: for the purposes of this Plan, the following terms shall have the following meanings:

(a)	“affiliated entity” means, for the Company, a person or company that controlled by the Company or that is controlled by the same person or company that controls the Company;

(b)	“associate” when used to indicate a relationship with a person or company, means

(i)

an issuer of which the person or company beneficially owns or controls, directly or indirectly, voting securities entitling the person or company to more than 10% the voting rights attached to outstanding voting securities of the issuer,

(ii)	any partner of the person or company

(iii)	any trust or estate in which the person or company has a substantial beneficial interest or in respect of which the person or company serves a trustee or in a similar capacity

(iv)	in the case of a person, a relative of that person, including

(i)	a spouse of that person, or

(ii)	a relative of that person’s spouse if the relative has the same home as that person;

(c)	“Board” means the board of directors of the Company;

(d)	“Company” means Cronos Group Inc.;

(e)	“Consultant” means, for the Company, a person or company, other than an employee, senior officer, or director of the Company that

(i)	is engaged to provide services to the Company or an affiliated entity of the Company, other than services provided in relation to a distribution,

(ii)	provides the services under written contract with the Company or an affiliated entity of the Company, and

(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or an affiliated entity of the Company and includes, for an individual consultant, a company of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

(f)

“Discounted Market Price” means, the Market Price less a discount, which shall not exceed the amount set forth below, subject to a minimum price of $0.05 for share issuances and a minimum exercise price of $0.10 for Warrants and incentive stock options:

Closing Price	Discount
Up to $0.50	25%
Up to $0.51 to $2.00	20%
Above $2.00	15%

(g)	“Eligible Person” means,

(i)	an employee, senior officer, director or Consultant of the Company or of an affiliated entity of the Company;

(h)	“Exchange” means the TSX Venture Exchange;

(i)	“Insider” is used in relation to the Company, mean

(i)	a director or senior officer of the Company

(ii)	every director or senior officer of a company that is itself an insider or subsidiary of the Company,

(iii)

any person or company who beneficially owns , directly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights attaching to all voting securities to the Company for the time being outstanding other than voting securities held by the person or company as an underwriter in the course of a distribution, or

(iv)	the Company itself if it holds any of its own securities;

(j)

“Investor Relations Activities” means any activities or communications, by or on behalf of the issuer or a security holder of the issuer, that promote or could reasonably be expected to promote the purchase or sale of securities of the issuer, but does not include

(i)	the dissemination of information or preparation of records in the ordinary course of the business of the issuer:

(i)	to promote the sale of products or services of the issuer, or

(ii)	to raise public awareness of the issuer

that cannot reasonably be considered to promote the purchase or sale of securities of the issuer, or

(ii)	activities or communications necessary to comply with the requirements of:

(i)

securities legislation or securities directions of any jurisdiction of Canada or the securities laws of any foreign jurisdiction governing the issuer, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to an issuer.

(ii)	any exchange or market on which the issuer’s securities trade, the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the issuer; or

(iii)

communications by a publisher of, or writer for, a newspaper, a magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchase of it, if:

(i)	the communication is only through the newspaper, magazine, or publication, and

(ii)	the publisher or writer receives no commission or other consideration other that for acting in the capacity of publisher or writer, or;

(iv)	activities or communications that may be otherwise specified by the Exchange.

(k)	“Market Price” shall have the meaning ascribed to such term in Section 7(a);

(l)	“Option” means an option to purchase Shares granted to an Eligible Person pursuant to the terms of the Plan;

(m)	“Participant” means Eligible Persons to whom Options have been granted;

(n)	“Plan” means this Stock Option Plan of the Company;

(o)	“Related Person” for the Company, means:

(i)	a director or senior officer of the Company or of an affiliated entity of the Company,

(ii)	an associate of a director or senior officer of the Company or of an affiliated entity of the Company,

(iii)	a permitted assign of a director or senior officer of the Company or of an affiliated entity of the Company;

(p)	“Resulting Issuer” means the Company as it may exist upon completion of its Qualifying Transaction and issuance of the Final Exchange Bulletin;

(q)

“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to the Company;

(r)	“Senior officer” means,

(i)

a chair or vice-chair of the board of directors, the president, a vice president, the secretary, the treasurer or the general manager of a company or any other individual who performs functions for the Company similar to those normally performed by an individual occupying any such office, and

(ii)	each of the five highest paid employees of the Company, including any individual referred to in clause (i);

(s)

“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise;

(t)	“Shares” means the common shares of the Company;

(u)	“Subsidiary” a company is a subsidiary of another company if,

(i)	it is controlled by,

(i)	that other, or

(ii)	that other and one or more companies each of which is controlled by that other, or

(iii)	two or more companies each of which is controlled by that other, or

(ii)	it is subsidiary of a company that is that other’s subsidiary;

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

This Plan and all matter which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

2. PURPOSE: The purpose of this Plan is to encourage ownership of the Shares by employees, directors, senior officers and Consultants of the Company and its Subsidiaries, who are primarily responsible for the management and profitable growth of its business and to advance the interests of the Company by providing additional incentive for superior performance by such persons and to enable the Company and its Subsidiaries to attract and retain valued employees, directors, senior officers, and Consultants.

3. ADMINISTRATION: The Plan shall be administered by the Board. Subject to the limitations of the Plan, the Board shall have the authority:

(a)	to grant options to purchase Shares to Eligible Persons;

(b)	to determine the terms, limitations, restrictions and conditions respecting such grants;

(c)	to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable, and

(d)	to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as it may deem necessary or advisable.

The Board’s guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Company and all other persons.

4. SHARES SUBJECT TO THE PLAN: The maximum number of Shares which may be reserved and set aside for issue under this Plan shall not exceed ten percent (10%) of the number of issued and outstanding shares, from time to time, provided that the Board shall have the right, from time to time, to increase such maximum number subject to the approval of the shareholders of the Company.

Any Shares subject to an Option which for any reason is cancelled or terminated without having been exercised shall again be available for grants under the Plan. No fractional Shares shall be issued, and the Board may determine the manner in which fractional share value shall be treated.

5. PARTICIPATION: Options shall be granted under the Plan only to Eligible Persons designated from time to time by the Board and shall be subject to the approval of such regulatory authorities as may have jurisdiction.

6. LIMITS WITH RESPECT TO RELATED PERSONS AND OTHERS:

(a)

The maximum number of Shares which may be reserved for issuance to Related Persons under the Plan shall not exceed 10% of the Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Shares reserved for issuance to Related Persons under any other Share Compensation Arrangement, unless the Company obtained the requisite disinterested shareholder approval and Exchange approval.

(b)

The maximum number of Shares which may be issued to Related Persons under the Plan within a twelve month period shall not exceed 10% of the Shares outstanding at the time of the issuance (on a non-diluted basis), unless the Company obtained the requisite disinterested shareholder approval.

(c)	The maximum number of Shares which may be reserved for issuance to any one Related Person under the Plan shall not exceed 5% of the Shares outstanding at the time of the grant

(on a non-diluted basis) less the aggregate number of Shares reserved for issuance to the Related Person under any other Share Compensation Arrangement, unless the Company obtained the requisite disinterested shareholder approval.

(d)

The maximum number of Shares which may be issued to any one Individual under the Plan within a twelve month period shall not exceed 5% of the Shares outstanding at the time of the issuance (on a non-diluted basis), unless the Company obtained the requisite disinterested shareholder approval.

(e)

The maximum number of Shares which may be issued to any one Consultant under the Plan within a twelve month period shall not exceed 2% of the Shares outstanding at the time of issuance (on a non-diluted basis).

(f)

The aggregate maximum number of Shares which may be issued to all employees and consultants conducting Investors Relations Activities under the Plan within a twelve month period shall not exceed in the aggregate 2% of the Shares outstanding at the time of the issuance (on a non-diluted basis).

7. TERMS AND CONDITIONS OF OPTIONS: The terms and conditions of each option granted under the Plan (an “Option”) shall include the following, as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Board including those contained in any stock option agreement entered into between the Company and a Participant:

(a)

Option Price: The option price of any Shares in respect of which an Option may be granted shall be fixed by the Board but shall be not less than the Discounted Market Price of the Shares at the time the Option is granted. For the purpose of this subparagraph 7(a), “Market Price” shall be deemed to be the closing price as reported by the TSX Venture Exchange upon which the Shares are listed or other published market upon which the Shares are quoted or traded, on the day immediately preceding the day upon which the Option is granted, or if not so traded, the average between the closing bid and asked prices thereof as reported for the day immediately preceding the day upon which the Option is granted. In the resolution allocating any Option, the Board may determine that the date or dates of the vesting of the Option shall be a future date or dates determined in the manner specified in such resolution. The Board may also determine that the option price per share may escalate at a specified rate dependent upon the date on which any Option may be exercised by the Participant.

(b)

Payment: The full purchase price of Shares purchased under an Option shall be paid in cash or certified funds upon the exercise thereof, and upon receipt of payment in full, but subject to the terms of the Plan, the number of Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable. A holder of an Option shall have none of the rights of a shareholder until the Shares are issued to him.

(c)	Term of Option: Options may be granted under this Plan exercisable over a period not exceeding five (5) years. Each Option shall be subject to earlier termination as provided in subparagraph 7(e).

(d)

Exercise of Option: Subject to the provisions contained in subparagraph 7(e), no Option may be exercised unless the Participant is then an Eligible Person. This Plan shall not confer upon the Participant any right with respect to continuation of employment by the Company. Absence on leave approved by an officer of the Company or of any Subsidiary authorized to give such approval shall not be considered an interruption of employment for any purpose of the Plan. Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the transfer agent of the Company at Toronto of written notice of exercise specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the purchase price of the Shares then being purchased.

(e)	Termination of Options: Any Option granted pursuant hereto, to the extent not validly exercised, will terminate on the earlier of the following dates:

(i)

the date of expiration specified in the Option agreement or in the resolution of the Board granting such Option, as the case may be, being not more than five (5) years after the date upon which the Option was granted;

(ii)

ninety (90) days after the Participant ceases to be an Eligible Person, other than by reason of retirement, permanent disability or death. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

(ii)

one hundred and eighty (180) days after the date of the death of the Participant during which period the Option may be exercised by the Participant’s legal representative or the person or persons to whom the deceased Participant’s rights under the Option shall pass by will or the applicable laws of descent and distribution, and only to the extent the Participant would have been entitled to exercise the Option on the date of death;

(iii)

thirty (30) days after the Participant who is involved in Investor Relations Activities ceases to be employed to provide Investor Relations Activities, other than by reason of retirement, permanent disability or death. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

(iv)

ninety (90) days after termination of the Participant’s employment by reason of permanent disability or retirement under any retirement plan of the Company or any Subsidiary, during which ninety (90) day period the Participant may exercise the

Option to the extent he was entitled to exercise it at the time of such termination, provided that if the Participant shall die within such ninety (90) day period, then such right shall be extended to ninety (90) days following the date of death of the Participant and shall be exercisable only by the persons described in clause 7(e)(iii) hereof and only to the extent therein set forth; and

(v)

notwithstanding clauses 7(e)(ii), (iii), (iv), and (v), in respect of a Participant who is an Eligible Person immediately prior to completion by the Company of its Qualifying Transaction, the later of (i) 12 months after the completion of the Qualifying Transaction; and (ii) the earlier of, the applicable date set out in clauses 7(e)(i), (ii), (iii), (iv) and (v), as the case may be.

(f)

Nontransferability of Stock Option: No Option shall be transferable and assignable by the Participant other than by will or the laws of descent and distribution and such Option shall be exercisable during his lifetime only by the Participant.

(g)

Bona Fide Grant: The Company shall make all necessary representations to the applicable regulatory authority and to any stock exchanges on which the Shares are listed that, any Options granted under this Plan shall be to a bona fide Eligible Person.

(g)

Applicable Laws or Regulations: The Plan, the grant and exercise of Options hereunder and the Company’s obligation to sell and deliver Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations of any stock exchange on which the Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Company, be required. The Company shall not be obligated by any provision of the Plan or the granting of any Option hereunder to issue or sell Shares in violation of such laws, rules and regulations or any condition of such approvals. No Option shall be granted and no Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or the Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Shares hereunder in violation of this provision shall be void. In addition, the Company shall have no obligation to issue any Shares pursuant to the Plan unless such Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Shares are listed for trading. Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.

8. ADJUSTMENTS IN SHARES SUBJECT TO THE PLAN:

(a)

Subdivisions and Redivisions: In the event of any subdivision or redivision or subdivisions or redivisions of the Shares at any time while any Option is outstanding into a greater number of Shares, the Company shall thereafter deliver at the time of exercise of any Option, in lieu of the number of Shares in respect of which such Option is then being exercised, such greater number of Shares as would result from said subdivision or redivision or subdivisions or redivisions had such Option been exercised before such subdivision or redivision or subdivisions or redivisions without the Participant making any additional payment or giving any other consideration therefor.

(b)

Consolidations: In the event of any consolidation or consolidations of the Shares at any time while any Option is outstanding into a lesser number of Shares, the Company shall thereafter deliver, and the Participant shall accept, at the time of exercise of any Option, in lieu of the number of Shares in respect of which such Option is then being exercised, such lesser number of Shares as would result from such consolidation or consolidations had such Option been exercised before such consolidation or consolidations.

(c)

Reclassifications/Changes: In the event of any reclassification or change or reclassifications or changes of the Shares at any time while any Option is outstanding, the Company shall thereafter deliver at the time of exercise of any Option hereunder the number of securities of the Company of the appropriate class or classes resulting from said reclassification or change or reclassifications or changes as the Participant would have been entitled to receive in respect of the number of Shares in respect of which such Option is then being exercised had such Option been exercised before such reclassification or change or reclassifications or changes.

(d)

Other Capital Reorganizations: In the event of any capital reorganization of the Company at any time while any Option is outstanding, not otherwise covered in this section 8 or a consolidation, amalgamation or merger with or into any other entity or the sale of the properties and assets as or substantially as an entirety to any other entity, the Participant if he has not exercised his Option prior to the effective date of such reorganization, consolidation, amalgamation, merger or sale, upon the exercise of such Option thereafter, shall be entitled to receive and shall accept in lieu of the number of Shares then subscribed for by him but for the same aggregate consideration payable therefor, the number of other securities or property or of the entity resulting from such merger, amalgamation or consolidation or to which such sale may be made, as the case may be, that the Participant would have been entitled to receive on such capital reorganization, consolidation, amalgamation, merger or sale if, on the record date or the effective date thereof, he had been the registered holder of the number of Shares so subscribed for.

(e)

Stock Dividends: If the Company at any time while any Option is outstanding shall pay any stock dividend or stock dividends upon the Shares, the Company will thereafter deliver at the time of exercise of any Option in addition to the number of Shares in respect of which such Option is then being exercised, such additional number of securities of the appropriate class as would have been payable on the Shares so purchased if such Shares had been outstanding on the record date for the payment of such stock dividend or dividends.

(f)

No Fractional Shares: The Company shall not be obligated to issue fractional Shares in satisfaction of its obligations under the Plan or any Option and the Participant will not be entitled to receive any form of compensation in lieu thereof.

(g)

Rights Offerings: If at any time the Company grants to its shareholders the right to subscribe for and purchase pro rata additional securities or of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to the

Options in consequence thereof and the Options shall remain unaffected.

(h)	Adjustments Cumulative: The adjustment in the number of Shares issuable pursuant to Options provided for in this section 8 shall be cumulative.

(i)

Plan Deemed Amended: On the happening of each and every of the foregoing events, the applicable provisions of the Plan and each of them shall, ipso facto, be deemed to be amended accordingly and the Board shall take all necessary action so as to make all necessary adjustments in the number and kind of securities subject to any outstanding Options (and the Plan) and the exercise price thereof.

(j)

No Option granted may be exercised before Completion of the Qualifying Transaction unless the Participant agrees in writing to deposit the Shares acquired into escrow until the issuance of the Final Exchange Bulletin.

9. AMENDMENT AND TERMINATION OF PLAN AND OPTIONS: Subject in all cases to the approval of all stock exchanges and regulatory authorities having jurisdiction over the affairs of the Company, the Board may from time to time amend or revise the terms of the Plan (or any Option granted thereunder) or may terminate the Plan (or any Option granted thereunder) at any time provided however that no such action shall, without the consent of the Participant, in any manner adversely affect a Participant’s rights under any Option theretofore granted under the Plan. In the event the Shares are listed on the TSX Venture Exchange, the approval of the disinterested shareholders of the Company must be obtained for any reduction in the exercise price of Options granted under the Plan, if the Participant is an Insider of the Company at the time of the proposed amendment.

10. EFFECTIVE DATE AND DURATION OF PLAN: The Plan becomes effective on the date of its adoption by the Board and Options may be granted immediately thereafter. The Plan shall remain in full force and effect until such time as the Board shall terminate the Plan, and for so long thereafter as Options remain outstanding in favour of any Participant.

11. DATES:

(a)	Date of adoption by the Board: May 26, 2015

(b)	Date of shareholder approval: June 28, 2017

Passed by resolution of the Board of Directors of Cronos Group Inc. May 18, 2018

SCHEDULE A

Notwithstanding anything to the contrary in the 2015 Option Plan the following terms shall apply to all outstanding grants of options granted thereunder:

1.	For the purposes of this Schedule A, the following terms shall have the following meanings:

“Affiliate” has the meaning given to that term in National Instrument 45-106 – Prospectus and Registration Exemptions, as such instrument may be amended, supplemented or replaced from time to time, subject to the term “issuer” in such instrument being ascribed the same meaning as the term “person” in such instrument.

“Change of Control” means:

i.

the consummation of any transaction or series of transactions including any reorganization, recapitalization, statutory share exchange, consolidation, amalgamation, arrangement, merger or issue of voting shares in the capital of the Company, the result of which is that any person or group of persons acting jointly or in concert for purposes of such transaction or series of transactions becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities in the capital of the entity resulting from such transaction or series of transactions or the entity that acquired all or substantially all of the business or assets of the Company in a transaction or series of transactions described in paragraph (ii) below (in each case, the “Surviving Company”) or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), measured by voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) rather than number of securities (but shall not include the creation of a holding company or other transaction that does not involve any substantial change in the proportion of direct or indirect beneficial ownership of the voting securities of the Company prior to the consummation of the transaction or series of transactions);

ii.

the direct or indirect sale, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the business or assets of the Company, taken as a whole, to any person or group of persons acting jointly or in concert for purposes of such transaction (other than to any Affiliates of the Company); or

iii.

Incumbent Directors during any consecutive 12-month period ceasing to constitute a majority of the Board (for the purposes of this paragraph, an “Incumbent Director” shall mean any member of the Board who is a member of the Board immediately prior to the occurrence of a contested election of directors of the Company).

“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder.

“Fair Market Value” means, with respect to a particular date, (i) if the Shares are traded on the TSX-V or Toronto Stock Exchange, the closing price as reported by the TSX-V or Toronto Stock Exchange on the immediately preceding trading day and (ii) if the Shares are not traded on the TSX-V or Toronto Stock Exchange, the value as determined by the Board in good faith taking into account applicable legal and tax requirements.

“Termination Date” means the first date on which a Participant is no longer employed by the Company or any of its Affiliates (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a director of, or service provider to, the Company or any of its Affiliates) for any reason; provided that, for the purposes of the 2015 Option Plan, an employee’s termination of employment with the Company or its Affiliates shall occur on the earlier of (i) the date on which the employee ceases to render services to the Company and its Affiliates and (ii) the date on which the Company or its Affiliate delivers notice of the termination of the employee’s employment to him/her, whether such termination is lawful or otherwise, without giving effect to any period of notice or compensation in lieu of notice (except to the extent specifically required by applicable employment standards legislation), but, for greater certainty, (x) an employee’s absence from active work during a period of vacation, temporary illness, authorized leave of absence, maternity or parental leave or leave on account of disability and (y) an employee’s transfer of employment within the group of companies comprising the Company and its Affiliates, shall not be considered to be a termination of employment under the 2015 Option Plan.

“US Taxpayer” means a Participant who is a citizen or permanent resident of the United States for purposes of the Code or a Participant for whom the compensation under the 2105 Option Plan would otherwise be subject to income tax under the Code.

Terms not otherwise defined herein shall have the meanings ascribed thereto under the 2015 Option Plan.

2.

Exercise Term. If at any time the end of the term of an Option (the “Exercise Term”) should be determined to occur either during a period of time when, pursuant to any policies of the Company, any securities of the Company may not be traded by certain persons as designated by the Company, including a Participant (a “Blackout Period”) or within ten business days following a Blackout Period, the end of the term shall be deemed to be extended to the date that is the tenth business day following the date of expiry of such Blackout Period. Notwithstanding the foregoing sentence or otherwise, in no event, including as a result of any Blackout Period, shall the date of expiry of any Option granted to a Participant who is a US Taxpayer be extended beyond the original expiration of the Exercise Term if such Option has an exercise price that is less than the Fair Market Value of the Shares on the date of the proposed extension.

3.

Death. In the event of the death of a Participant, each Option granted to that Participant that has not then vested shall, subject to the discretion of the Board, immediately terminate and, notwithstanding Section 7(f) of the 2015 Option Plan, all Options which have vested may be exercised by the Participant’s estate at any time within six months from the date of death, or for such longer period of time as the Board may determine but in no event later than the expiration of the original Exercise Term of such Option.

4.

Termination of Employment for Other than Death. Where a Participant’s employment with the Company or an Affiliate of the Company terminates for any reason other than as contemplated in Section 3 above, or in the event a director is not re-elected to the Board, each Option granted to that Participant that has not then vested shall, subject to the discretion of the Board, immediately terminate as at the Termination Date. In such cases, all Options granted to such Participants that have vested as at the Termination Date may be exercised by the Participant at any time within six months of the Termination Date, or for such longer period of time as the Board may determine but in no event later than the expiration of the original Exercise Term of such Option.

5.

Change of Control. Subject to Section 6, below, if the Company proposes to undertake a Change of Control, the Board may, in its discretion, accelerate the vesting of all outstanding Options to provide that, notwithstanding the vesting provisions of such Options or any written agreement evidencing the terms and conditions upon which a Option is granted under the 2015 Option Plan (an “Option Certificate”), each such outstanding Option shall be fully vested and either (as determined by the Board in its discretion) (i) may be conditionally exercisable for Shares or (ii) may be conditionally surrendered for a cash payment equal to the difference between the per Share consideration receivable by shareholders of the Company in connection with the transaction resulting in the Change of Control and the exercise price under the particular Option multiplied by the number of Shares that may be acquired under the particular Option, upon (or where permitted by the Board, prior to) the completion of the Change of Control, provided that the Board shall not, in any case, authorize the exercise or surrender of Options pursuant to this paragraph beyond the expiration of the original Exercise Term of the Options. Where the Board elects to exercise its discretion to accelerate vesting of Options, the Company shall give written notice of any proposed Change of Control to each Participant at least 14 days prior to the expected date of the Change of Control. Upon the giving of any such notice, the Participants shall be entitled to exercise or surrender all or any portion of their outstanding Options, as applicable, at any time within the period specified in the notice and conditional upon completion of the Change of Control (subject to such extension of such specified period as the Board may determine in its sole discretion, not to exceed the expiration of the Option). Unless the Board determines otherwise (in its discretion), upon the expiration of the notice period referred to above, all rights of the Participants to exercise or surrender any outstanding Options, whether vested or unvested, shall terminate and all such Options shall immediately expire and cease to have any further force or effect, subject to the completion of the relevant Change of Control.

6.

Termination of Employment following Change of Control. If, in connection with a Change of Control, the Board does not accelerate the vesting of Options in accordance with Section 5 above, and the Options continue, or are assumed, or rights equivalent to the Options are substituted for the Options, by the acquiring or succeeding corporation (or an Affiliate thereof) and subject to the terms of the Option Certificate in respect of the Options and any written employment agreement between the Participant and the Company or a successor thereto or an Affiliate of the Company or a successor thereto, in the event a Participant’s employment is terminated by the Company or a successor thereto or an Affiliate of the Company or a successor thereto without cause in the twenty-four (24) month period following the Change of Control, all unvested Options or substituted rights outstanding on the Participant’s Termination Date shall immediately vest, and the Participant may exercise such vested Options or substituted rights until the earlier of the expiration of the original Exercise Term of such Option (or the Option for which the right was substituted) and twelve (12) months following the Participant’s Termination Date, following which any unexercised Options or substituted rights shall terminate and cease to be exercisable.

7.

Share Appreciation Rights. Each Participant is hereby granted, in respect of each Option awarded to the Participant, a number of rights (each a “Share Appreciation Right”) equal to the number of Shares then underlying the Option, subject to adjustment pursuant to the 2015 Option Plan on the same basis as the number of Shares underlying the Option. The grant of a Share Appreciation Right shall be subject to the terms of the 2015 Option Plan and the terms and conditions of the Option in respect of which it is granted (except as the context or the 2015 Option Plan otherwise require) and such other terms and conditions as the Board may prescribe. Each Share Appreciation Right shall entitle the Participant to surrender to the Company, unexercised, the right to subscribe for Shares pursuant to the related Option and to receive from the Company that number of Shares, rounded down to the next whole Share, with a Fair Market Value on the date of exercise of each such Share Appreciation Right that is equal to the difference between such Fair Market Value and the exercise price under the related Option, multiplied by the number of Shares that cease to be available under the Option as a result of the exercise of the Share Appreciation Right, subject to satisfaction of applicable withholding taxes and other source deductions. Upon the exercise of a Share Appreciation Right in respect of a Share covered by an Option such Option shall be cancelled and shall be of no further force or effect in respect of such Share. Share Appreciation Rights shall be exercisable by a Participant or his or her legal representative only to the extent that the related Option is exercisable. Unexercised Share Appreciation Rights shall terminate when the related Option is exercised or the Option terminates in accordance with this Plan and the applicable Option Certificate.